UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2019

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.     Results of Operations and Financial Condition.

The information contained in Item 2.02 of this Current Report on Form 8-K, including the text of the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 2.02 and Item 9.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On February 26, 2019, Weight Watchers International, Inc. (the “Company”) issued a press release announcing its financial results for its fiscal quarter and fiscal year ended December 29, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2019, Philippe J. Amouyal and Cynthia Elkins (the “Resigning Directors”) notified the Company’s Secretary of their respective resignations as directors of the Company, effective as of February 26, 2019 at 11:59 p.m. Neither of the Resigning Director’s decision was the result of any disagreement with the Company or the Board of Directors of the Company (the “Board”). In order to fill the vacancy created by Mr. Amouyal’s resignation, the Board unanimously elected Julie Bornstein as a Class III director of the Company, effective as of 12:00 a.m. on February 27, 2019. Ms. Bornstein’s term will expire at the Company’s 2019 annual meeting of shareholders (the “2019 Annual Meeting”). In order to fill the vacancy created by Ms. Elkins’ resignation, the Board unanimously elected Tracey D. Brown (together with Ms. Bornstein, the “New Directors”) as a Class I director of the Company, effective as of 12:00 a.m. on February 27, 2019. Ms. Brown’s term will expire at the Company’s 2020 annual meeting of shareholders, subject to her election by the Company’s shareholders at the 2019 Annual Meeting as required under the laws of the Commonwealth of Virginia. Ms. Brown will also serve on the Board’s Audit Committee.

There were no arrangements or understandings pursuant to which either of the New Directors was elected as a director, and there are no related party transactions between the Company and either of the New Directors reportable under Item 404(a) of Regulation S-K. The Board has affirmatively determined that each of the New Directors qualifies as an “independent director” under Nasdaq listing standards.

The New Directors will receive the Company’s standard compensation provided to all the Company’s non-employee directors for service on the Board (currently $150,000 per annum, payable quarterly, half in cash and half in fully vested common stock of the Company, no par value per share (the “Common Stock”)). Ms. Brown will also receive the Company’s standard compensation provided to members of the Audit Committee for service thereon (currently $10,000 per annum, payable quarterly, in cash). Such amounts shall be prorated with respect to fiscal 2019 based on the New Directors’ time of service on the Board, and in the case of Ms. Brown, the Audit Committee, during the first fiscal quarter of 2019. All shares of Common Stock granted to a director are subject to transfer restrictions such that the shares cannot be sold or transferred until the earlier of (i) the director no longer serving on the Board or (ii) following the proposed sale or transfer of any such shares, the applicable director continuing to hold shares of Common Stock with a value of at least $600,000 in the aggregate, such value based on the closing price of the Common Stock on the date of such director’s request for permission to consummate such sale or transfer pursuant to the Company’s Amended and Restated Securities Trading Policy, and any successor policy thereof.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the New Directors’ election to the Board has been furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

Exhibit 99.1	Press Release dated February 26, 2019 regarding financial results.

Exhibit 99.2	Press Release dated February 26, 2019 regarding New Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: February 26, 2019	By:	/s/ Nicholas P. Hotchkin
	Name:	Nicholas P. Hotchkin
	Title:	Chief Financial Officer

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